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                                                                EXHIBIT 10.8.a.1



                          FIRST FEDERAL CAPITAL CORP.

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is effective as of July 1, 2000 (the "Commencement Date") between First Federal Capital Corp., its successors and assigns (hereinafter referred to as the "Company"), having its principal offices located at 605 State Street, La Crosse, Wisconsin 54602, and Jack C. Rusch (the "Executive").

                                    RECITALS

         WHEREAS, Executive is a key employee, whose extensive background, knowledge and experience in the financial services industry has substantially benefited both First Federal Savings Bank LaCrosse-Madison, F.S.B. (the "Bank") and the Company and whose continued employment by the Company in the capacities of Executive Vice President, Treasurer, and Finance and Administrative Division Manager ("Corporate Position") will benefit the Company in the future; and

         WHEREAS, Executive possesses an intimate knowledge of the business and affairs of the Company and the Bank, including their policies, markets and financial and human resources; and

         WHEREAS, the parties are mutually desirous of entering into this Agreement setting forth the terms and conditions for the employment relationship between the Company and Executive.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below:

         1. Employment. The Company shall employ Executive, and Executive shall serve the Company, on the terms and conditions set forth in this Agreement.

         2. Term of Employment. The period of Executive's employment under this Agreement shall coincide in all respects, including with respect to termination of such employment, with his period of employment by the Bank under the employment agreement entered into between the Bank and Executive and bearing even date herewith (the "Bank Agreement"). The term of employment as in effect from time to time hereunder shall be referred to as the "Employment Term".

         3. Position and Duties. Executive shall serve the Company in his Corporate Position as Executive Vice President, Treasurer, and Finance and Administrative Division Manager. As such, Executive shall report directly to the President of the Company and shall have supervision and control over, and responsibility for, corporate recordkeeping of the Company and shall have such other powers, duties and responsibilities as may be from time to time prescribed and assigned by the President and the Board, provided that such duties are consistent with his present


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duties and position as an executive officer of the Company. Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and the Bank.

         4. Compensation. As compensation for services provided pursuant to this Agreement, Executive shall receive from the Company the compensation and benefits set forth below:

                  (i) Base Salary. During the Employment Term, Executive shall receive a base salary payable by the Bank ("Base Salary") in such amount as may from time to time be approved by the Board of Directors of the Bank; provided, however, that the Company and Executive agree that (i) a portion of the amount received by Executive from the Bank will be allocable to time and effort of the Executive spent on behalf of the Company pursuant to this Agreement, and (ii) that the Company may reimburse the Bank in any such amount as may be jointly determined by the Boards of Directors of the Company and Bank to reflect such allocable portion. No increase in Base Salary paid by the Bank (or the amount thereof reimbursed by the Company) or other compensation granted by the Company or Bank shall in any way limit or reduce any other obligation of the Company under this Agreement. Executive's Base Salary and other compensation shall be paid in accordance with the Bank's regular payroll practices, as in effect from time to time.

                  (ii) Bonus Payments. In addition to Base Salary, Executive shall be entitled, during the Employment Term, to participate in and receive payments from all bonus and other incentive compensation plans (as currently in effect, as modified from time to time, or as subsequently adopted) of the Company; provided, however, that nothing contained herein shall grant Executive the right to continue in any bonus or other incentive compensation plan following its discontinuance by the Board (except to the extent Executive had earned or otherwise accumulated vested rights therein prior to such discontinuance).

                   (iii) Other Benefits. During the Employment Term, the Company shall provide to Executive all other benefits of employment (or, with Executive's consent, equivalent benefits) generally made available to other executives of the Company. In addition, Executive shall participate in any stock purchase, stock option or stock appreciation rights, plans, or any other stock-based programs, made available by the Company to its executives.

                  Executive shall be entitled to vacation, sick time, personal days and other perquisites in the same manner and to the same extent as such benefits are available under the Bank Agreement; provided that this Agreement is intended to allow Executive to utilize the perquisites provided pursuant to the Bank Agreement and not to create additional perquisites hereunder.

                  Nothing contained herein shall be construed as granting Executive the right to continue in any benefit plan or program, or to receive any other perquisite of employment provided under this paragraph 4(iii) (except to the extent Executive had previously earned or accumulated vested rights therein) following termination or discontinuance of such plan, program or perquisite by the Board.



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         5. Termination. This Agreement shall terminate upon the effective date of termination of the Bank Agreement.

         Upon termination of this Agreement, simultaneous with termination of the Bank Agreement, Executive shall be entitled to the receipt of termination/severance benefits from the Bank as determined under all applicable provisions of the Bank Agreement ("Severance Benefits"). The Bank shall be primarily responsible for the payment of Severance Benefits; provided, however, that the Company may reimburse the Bank for a portion of the cost of Executive's Severance Benefits in any amount jointly determined by the Boards of Directors of the Company and Bank to correspond to the allocation of Executive's time and effort between Bank and Company matters during the 12-month period preceding termination of the Bank Agreement. Notwithstanding the foregoing, if the application of Section 6 of the Bank Agreement results in Unpaid Severance as defined therein, the Company shall be responsible for payment to Executive of the entire amount of Unpaid Severance and shall also pay to Executive an additional amount (the "Reimbursement Payment") such that the net amount retained by Executive after deduction of (i) any tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax") and any interest charges or penalties in respect to imposition of such Excise Tax (but not any federal, state or local income tax) on the Total Payments (which for purposes of this Agreement shall mean the Severance Benefits plus any Unpaid Severance, together with any other payments and/or the value of any benefits provided by the Bank or Company, including but not limited to any amount or value attributable to the vesting of stock options upon Executive's termination and to which said Excise Tax applies by reason of Section 280G of the Code), and (ii) any federal, state and local income tax and Excise Tax upon the payment pursuant to Section 5(i) above, so that the total received by Executive after deduction of said Excise Taxes shall be equal to the Total Payments. For purposes of determining the amount of Reimbursement Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Reimbursement Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's domicile for income tax purposes on the date the Reimbursement Payment is made, net of the maximum reduction of federal income taxes that could be obtained from deduction of such state and local taxes.

         6.  General Provisions.

                  (i)  Successors; Binding Agreement.

                  (A) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company ("successor organization") to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform if no such succession had taken place. If such succession is the result of a "change in control" as defined in the Bank Agreement, such assumption shall specifically preserve to Executive, for the greater of twelve (12) months or the then remaining term under the Bank Agreement, all rights and remedies (recognizing them as being available and applicable as the result of the "change in control"




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                           effectuating said succession) provided under this
                           Agreement which would arise in connection with a "change in control" or the effect thereof.

                                    As used in this Agreement "Company" shall
                           mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by the terms and provisions of this Agreement by operation of this Agreement or law. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive as his exclusive remedy to compensation from the Company in the same amount and on the same terms as he would be entitled to the same pursuant to Section 5 of this Agreement. For purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date.

                  (B) No right or interest to or in any payments or benefits under this Agreement shall be assignable or transferable in any respect by the Executive, nor shall any such payment, right or interest be subject to seizure, attachment or creditor's process for payment of any debts, judgments, or obligations of Executive; provided, however, that in the event of Executive's death prior to the receipt of payments or benefits payable hereunder, the Executive's spouse or estate shall be entitled to the receipt thereof.

                  (C) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Executive and his heirs, beneficiaries and personal representatives and the Company and any successor organization.

                  (ii) Noncompetition. Executive acknowledges that the development of personal contacts and relationships is an essential element of the Company's business, that the Company has invested considerable time and money in his development of such contacts and relationships, that the Company could suffer irreparable harm if he were to leave employment and solicit the business of customers of the Company or Bank, and that it is reasonable to protect the Company and Bank against competitive activities by Executive. Executive covenants and agrees, in recognition of the foregoing and in consideration of the mutual promises contained herein, that in the event of a voluntary termination of employment by Executive pursuant to Section 5(iii) of the Bank Agreement, or upon expiration of the Bank Agreement as a result of Executive's election not to continue automatic annual renewals, Executive shall not accept employment in LaCrosse, Dane or St. Croix counties with any Significant Competitor of the Company or Bank for a period of eighteen (18) months following such termination. For purposes of this Agreement, the term Significant Competitor means any financial institution including, but not limited to, any commercial bank, savings bank, savings and loan association, credit union, mortgage banking corporation, or holding company for any of the foregoing, which at the time of termination of Executive's employment, or during the period of this covenant not to compete, (i) maintains a home, branch or other office in any of said counties, or (ii) has originated with any of said counties $10,000,000 or more in residential mortgage loans




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         during any consecutive twelve (12) month period within the thirty-six
         (36) months prior to Executive's termination and inclusive of the period covered by this covenant.

                  Executive agrees that the non-competition provisions set forth herein are necessary for the protection of the Company and the Bank and are reasonably limited as to (i) the scope of activities affected, (ii) their duration and geographic scope, and (iii) their effect on Executive and the public. In the event Executive violates the non-competition provisions set forth herein, the Company shall be entitled, in addition to its other legal remedies, to enjoin the employment of Executive with any Significant Competitor for the period set forth herein. If Executive violates this covenant and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the covenant shall be deemed to have the duration specified herein, computed from the date such relief is granted, but reduced by any period between commencement of the period and the date of the first violation. In addition to such other relief as may be awarded, if the Company is the prevailing party it shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in enforcing its rights hereunder.

                  (iii) Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by the Company, United States registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:

                           First Federal Capital Corp.
                           605 State Street
                           La Crosse, Wisconsin
                           Attention: Secretary

                  If to the Executive, at the address set forth below the Executive's signature line of this Agreement. Either party may furnish to the other in writing in accordance herewith, a notice of change of address which shall become effective only upon receipt by the other party.

                  (iv) Expenses. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement or to recover damages for breach of it, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and necessary costs and disbursements incurred in such litigation, in addition to any other relief to which such prevailing party is entitled.

                   Notwithstanding the foregoing, in the event of a legal proceeding to enforce or interpret the terms of this Agreement following a change in control, Executive shall be entitled to recover from the Bank, regardless of the outcome of said action, necessary costs and disbursements incurred together with actual attorney's fees up to the greater of (A) $25,000, or (B) thirty percent (30%) of the amount in dispute between the parties





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         [which amount, for purposes of this Agreement, shall be deemed to be the difference between the highest written settlement offer (exclusive of any claim for consequential, punitive, or other forms or amounts of damages not based on specific contract terms) from Executive]. Recovery by Executive of attorney's fees and costs as provided herein following a change in control shall be in addition to any other relief to which Executive may be entitled.

                  (v) Withholding. The Company shall be entitled to withhold from amounts to be paid to Executive under this Agreement any federal, state, or local withholding or other taxes of charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

                  (vi) Miscellaneous. No provision of this Agreement may be amended, waived or discharged unless such amendment, waiver or discharge is agreed to in writing and signed by Executive and such Company officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of (or compliance with) any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that the parties acknowledge the Bank Agreement is a separate employment agreement between Executive and the Bank and that nothing contained herein is intended to supercede or extinguish any of the rights or obligations created therein. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin.

                  (vii) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  (viii) Counterparts. This Agreement may be executed in several counterparts, each of which together will constitute one and the same instrument.

                  (ix) Headings. Headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.




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                  (x) Effective Date. The effective date of this Agreement shall be the date indicated in the first section of this Agreement, notwithstanding that the actual date of execution by any party may differ therefrom.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of this 1st day of July, 2000.

First Federal Capital Corp.               Executive:

By:
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Title:                                    Title:
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Witness                                   Address:

By:
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Title:
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